Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PASSUR Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-236244, 333-217672, 333-208590, 333-172472, 333-161791 and 333-156657) of PASSUR Aerospace, Inc. and Subsidiary of our report, dated January 26, 2022, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Melville, New York

January 26, 2022